ARTICLES OF INCORPORATION

                                       OF

                                 HOME.WEB, INC.

                         KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these ARTICLES OF INCORPORATION.

                                    ARTICLE I

                                      NAME

         The name of the corporation shall be Home-Web, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

          This corporation shall exist perpetually unless dissolved according to law.

                                   ARTICLE III

                                     PURPOSE

          The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Domestic and Foreign Corporation Laws of the State of Nevada.

                                   ARTICLE IV

                                     CAPITAL

         The aggregate number of shares which this corporation shall have the authority to issue is ten million (10,000,000) shares, with a par value of $-001 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.






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                                    ARTICLE V

                                PREEMPTIVE RIGHTS

         A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE VI

                                CUMULATIVE VOTING

         The shareholders shall not be entitled to cumulative voting.

                                   ARTICLE VII

                           SHARE TRANSFER RESTRICTIONS

          The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                                  ARTICLE VIII

                    PRINCIPAL AND REGISTERED OFFICE AND AGENT

          The initial registered office of the corporation shall be at C/o Rite, Inc., 1905 South Eastern Avenue, Las Vegas, Nevada 89104, and the name of the initial registered agent at such address is Dolores Passaretti. Either the principal registered office or the registered agent may be changed in the manner provided by law. -

         The corporation may also maintain an office or offices at such other places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted and meeting of Directors and stockholders held outside of the State of Nevada the same as in the State of Nevada.

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                                   ARTICLE IX

                           INITIAL BOARD OF DIRECTORS

         The initial Board of Directors of the corporation shall consist of two-(2).'directors, and the names and addresses of the persons who shall serve as directors until the rust annual meeting of shareholders or until their successors are elected and shall qualify are:

    Diane Button
    3844 30th Street
    Phoenix, Arizona 85016

    Ronald Saunders
    P.O. Box 1577
    Carmel Valley, California 93924

         The number of directors shall be fixed in accordance with the Bylaws.

                                    ARTICLE X

                                 INDEMNIFICATION

         Subject to the fullest rights of indemnification and limitation of liability granted by the Domestic and Foreign Corporation Laws of the State of Nevada as it may be amended from time to time;

         1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action of proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he

                                                         3



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    reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person had been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         3. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to in (1) or (2) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

         4. Any indemnification under 1 or 2 of this Article X (unless ordered by a court) and as distinguished from 3 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in 1 or 2 above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in 3 or 4 of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

            6. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement,
                                                         4


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    vote of  shareholders  of  disinterested  directors,  or otherwise,  and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article.

         8. To the fullest extent provided in said Act, the Officers, Directors and agents of the corporation shall not be liable to the corporation or its shareholders for monetary damages.

                                   ARTICLE XI

                     TRANSACTIONS WITH INTERESTED DIRECTORS

           No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

         (A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

          (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (C) The contract or transaction is fair and reasonable to the corporation.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee
    thereof   which   authorizes,   approves,   or  ratifies  such  contract  or
    transaction.
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         The  officers,  directors  and  other  members  of  management  of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. 'Me Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee
    of  this  corporation  (other  than  an  officer,   director  or  member  of
    management) from any duties which he may have to this corporation.

                                   ARTICLE XII

                             VOTING OF SHAREHOLDERS

           With respect to any action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

                                  ARTICLE XIII

                                  INCORPORATOR

          The name and address of the incorporator is as follows: Roger V. Davidson, 1375 Walnut, Suite 200, Boulder, Colorado 80302.

           IN  WITNESS  WHEREOF,  the  above-named   incorporator  signed  these
    ARTICLES OF INCORPORATION on September 12,1995.


                                                 /s/ Roger V. Davidson
                                                 ---------------------
                                                 Roger V. Davidson, Incorporator



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   STATE OF COLORADO                        )
                                            ) ss.
   COUNTY OF BOULDER                        )

          Subscribed and sworn to before me on this 12th day of September, 1995 by Roger V. Davidson.



       [SEAL]                             Notary Public
                                          My Commission Expires: August 25, 1999



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                                                                        RECEIVED
                                                                     JUL 15 1998
                                                              SECRETARY OF STATE
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                                 HOME.WEB, INC.
                                 --------------
                              (Name of Corporation)

          We the undersigned Dennis Davis and Cornelia Davis of Home.Web, Inc. do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of June, 1997 adopted a resolution to amend the original Articles as follows:

          Article IV is hereby amended to read as follows:

          The aggregate number of shares which this corporation shall have the authority to issue is fifty million (50,000,000) shares, with a par value of $0.001 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for and it shall thereafter be nonassessable.

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is __________-; that the said Articles and amendment have been authorized and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                                /s/ Dennis Davis
                                                                ----------------
                                                                       President
                                                              /s/ Cornelia Davis
                                                              ------------------
                                                                       Secretary

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                                                                        RECEIVED
                                                                     JUL 15 1998
                                                              SECRETARY OF STATE

                                 FIRST AMERICAN

                     )
STATE OF CALIFORNIA  )ss.
COUNTY OF MONTEREY   )

On July 13, 1998 before me, JAMES A. FONTES, Notary Public, personally appeared DENNIS DAVIS and CORNELIA DAVIS personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ James A.Fontes
          ------------------

                                          First American Title Insurance Company

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